AMENDMENT NO. 3 TO FACILITY A
   364-DAY COMPETITIVE ADVANCE, REVOLVING CREDIT AND GUARANTY
                            AGREEMENT

           THIS AMENDMENT NO. 3 (this "Amendment") is dated as of May 24, 2002, and amends the Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of May 25, 2001, by and among DENTSPLY INTERNATIONAL INC. (the "Borrower"), the Guarantors (as such term is defined therein) from time to time party thereto, the Banks (as such term is defined therein) from time to time party thereto, and ABN AMRO BANK N.V., as administrative agent (the "Agent") and arranger and bookrunner, CREDIT SUISSE FIRST BOSTON and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as co-syndication agents, and WACHOVIA BANK, NATIONAL ASSOCIATION (as successor by merger to First Union National Bank) and HARRIS TRUST AND SAVINGS BANK, as co-documentation agents, as amended by Amendment No. 1 to Facility A 364-Day Competitive Advance, Revolving Credit and
Guaranty Agreement dated as of May 25, 2001 and Amendment No. 2 to Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of August 30, 2001 (the "Facility A Credit Agreement").

                           BACKGROUND

           The  parties  hereto  desire to amend the  Facility  A
Credit  Agreement  to extend the  maturity  date as  permitted by
Section 2.12(e) of the Facility A Credit Agreement, as more fully set forth below.

                      OPERATIVE PROVISIONS

           NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained, incorporating the above-defined terms herein and intending to be legally bound hereby agree as follows:

                            Article I
                            Amendment

           1.01. Defined Terms; References. Terms not otherwise defined in this Amendment (including in the
Background section above) shall have the respective meanings ascribed to them in the Facility A Credit Agreement. Each reference to "hereof," "hereunder," "herein," and "hereby" and similar references contained in the Facility A Credit Agreement and each reference to "this Agreement" and similar references contained in the Facility A Credit Agreement shall, on and after the date hereof, refer to the Facility A Credit Agreement as amended hereby.

           1.02. Maturity Date. The Maturity Date is hereby extended for an additional 364 days in accordance with
Section 2.12(e) of the Facility A Credit Agreement and the definition of "Maturity Date" set forth in Section 1.01 of the Facility A Credit Agreement is hereby amended and restated in its entirety to read as follows:




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           "Maturity Date" shall mean May 23, 2003 or such other
           Maturity Date then in effect pursuant to Section
           2.12(e).

           1.03.     Pro Rata Treatment.  Section 2.18 is
hereby amended by inserting the following at the end of such
Section:

           Other than as may be expressly set forth in this Agreement, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, expenses, and fees then due hereunder, such funds shall be applied (i) first, towards payment of expenses, interest and fees (and in that order) then due hereunder, ratably among the parties entitled thereto in accordance with the aggregate respective amounts of expenses, interest and fees then due to such parties in connection with all Revolving Credit Borrowings and all Competitive Borrowings, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the aggregate amounts of principal then due to such parties in connection with all Revolving Credit Borrowings and all Competitive Borrowings.

           1.04.Payments. The first sentence of Section 2.21 is hereby amended and restated in its entirety to read as follows:

           The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon, New York City time, on the day when due in lawful money of the United States (in freely transferable dollars) to the Administrative Agent at its offices set forth on Schedule 2.01 therefor, for the account of the Banks, in federal or other immediately available funds, without set-off, counterclaim, or deduction; provided, however, that each payment of principal and interest under any Loan made in an Alternate Currency shall be made in immediately available funds, without set-off, counterclaim, or deduction, in the currency in which such Loan was made.

           1.05.     Commitments.  Schedule 2.01 of the
Facility A Credit Agreement is hereby deleted in its entirety and is replaced with Schedule 2.01 hereto.

           1.06.Fees. On or before 5:00 p.m. (New York City time) on May 24, 2002, and as a condition to the effectiveness of this Amendment, Borrower shall pay in immediately available funds to each Bank that executes this Amendment, an amount equal to one twentieth of one percent (0.05% or 5 basis points) of the amount of such Bank's Commitment as set forth on
Schedule 2.01 hereto.


                           Article II
                 Representations and Warranties

           As of the date hereof, each of the Borrower and each of the Guarantors, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

           2.01. Dentsply International Preventive Care Division L.P., a Pennsylvania limited partnership, and Midwest Dental Products Corp., a Delaware corporation (collectively, the "Former Guarantors"), each of which were Guarantors under the Facility A Credit Agreement have been merged out of existence.




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           2.02.  The  execution and delivery by the Borrower and
the Guarantors of this Amendment, the consummation by the Borrower and the Guarantors of the transactions contemplated by the Credit Agreement as amended hereby, and the performance by each of the Borrower and each Guarantor of its respective obligations hereunder and thereunder have been duly authorized by all necessary corporate proceedings on the part of the
Borrower  and  each   Guarantor.   On  the  date  of   Borrower's
execution hereof, there are no set-offs, claims, defenses, counterclaims, causes of action, or deductions of any nature against any of the Obligations.

           2.03. This Amendment has been duly and validly executed and delivered by the Borrower and each Guarantor and constitutes, and the Credit Agreement as amended hereby constitutes, the legal, valid and binding obligations of the Borrower and each Guarantor enforceable in accordance with the terms hereof and thereof, except as the enforceability of this
Amendment  or the  Credit  Agreement  as  amended  hereby  may be limited  by  bankruptcy,  insolvency  or  other  similar  laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

           2.04. Neither the execution and delivery of this Amendment nor consummation of the transactions contemplated
hereby  or  by  the  Credit   Agreement  as  amended  hereby  nor
compliance with the terms and provisions hereof or of the Credit Agreement as amended hereby, by the Borrower or any
Guarantor,   will  (a) violate  any  Law,  (b) conflict  with  or
result in a breach of or a default under the articles or certificate of incorporation or bylaws or similar organizational documents of the Borrower or any Guarantor or any material agreement or instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or any of their respective properties (now owned or hereafter acquired) may be subject or bound, (c) require any consent or approval of any Person or require a mandatory prepayment or any other payment under the terms of any material agreement or instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or any of their respective properties (now owned or hereafter acquired) may be subject or bound, (d) result in the creation or
imposition   of  any  Lien  upon  any  property   (now  owned  or
hereafter  acquired)  of  the  Borrower  or  any  Guarantor,   or
(e) require any authorization, consent, approval, license, permit, exemption or other action by, or any registration, qualification, designation, declaration or filing with, any Governmental Authority.

           2.05. After giving effect to this Amendment: (i) no Event of Default under and as defined in the Facility A Credit Agreement and, to the knowledge of the Borrower and the Guarantors, no event which upon notice or lapse of time or both would constitute such an Event of Default has occurred and is continuing, and (ii) the representations and warranties of each of Borrower and each of the Guarantors contained in the Facility A Credit Agreement and the other Fundamental Documents are true and correct on and as of the date hereof with the same force and effect as though made on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date.




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                           Article III
          Effect, Effectiveness, Consent of Guarantors

           3.01. Effectiveness. Upon (i) Borrower's payment and performance of all obligations in connection herewith and
(ii)  Agent's  receipt  from  each of the Banks  (other  than the
Non-Extending Bank), the Borrower, and the Guarantors of a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to Agent) that such party has signed a counterpart hereof, this Amendment shall be effective as of the date hereof. Each of the Banks, by its signature hereto, hereby consents to the effectiveness of this
Amendment notwithstanding any technical requirements for the timing of notifications and approvals set forth in Section 2.12(e) of the Facility A Credit Agreement. Within forty-five
(45) days of the date hereof, each of the Borrower and each Guarantor shall have delivered to the Agent a certificate signed by the Secretary or Assistant Secretary of such Borrower or Guarantor certifying that the articles of incorporation, bylaws, resolutions, specimen signatures and incumbency of officers previously delivered by such Borrower or Guarantor to the Agent in connection with the Facility A Credit Agreement remain in effect and have not been amended and are effective to authorize such Person's execution, delivery, and performance of this Amendment; provided that, to the extent such articles of incorporation, bylaws, resolutions, or incumbency are no longer in effect or have been amended, such certificate shall certify as to the changes thereto.

           The parties hereto acknowledge and agree that the Former Guarantors are no longer Guarantors under the Facility A
Credit Agreement.

           3.02. Amendment. The Facility A Credit Agreement is hereby amended in accordance with the terms hereof, and this Amendment and the Facility A Credit Agreement shall hereafter be one agreement and any reference to the Facility A Credit Agreement in any document, instrument, or agreement shall hereafter mean and include the Facility A Credit Agreement as amended hereby. In the event of irreconcilable inconsistency between the terms or provisions hereof and the terms or provisions of the Facility A Credit Agreement, the terms and provisions hereof shall control.

           3.03. Joinder of Guarantors. Each of the Guarantors hereby joins in this Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Facility A Credit Agreement, as hereby amended, and in each other Fundamental Document given by it in connection therewith.


                           Article IV
                          Miscellaneous

           4.01.   Facility   A  Credit   Agreement.   Except  as
specifically amended by the provisions hereof, the Facility A Credit Agreement and all other Fundamental Documents shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

           4.02. Counterparts, Telecopy Signatures. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and, delivery of executed signature pages hereof by telecopy transmission from one party to another shall constitute effective and binding execution and delivery respectively of this Amendment by such party.




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           4.03.   Governing   Law.  This   Amendment   shall  be
 governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles.

           4.04. Expenses. Each of the Borrower and each of the Guarantors agree, jointly and severally, to reimburse the Agent for its reasonable out-of-pocket expenses arising in connection with the negotiation, preparation and execution of this Amendment, including the reasonable fees and expenses of Buchanan Ingersoll PC, counsel for the Agent.

           4.05. Severability. If any provision of this Amendment, or the application thereof to any party hereto, shall  be held  invalid  or  unenforceable,  such  invalidity  or unenforceability shall not affect any other provisions or applications of this Amendment which can be given effect without the invalid and unenforceable provision or application, and to this end the parties hereto agree that the provisions of this Amendment are and shall be severable.

           4.06. Banks' Consent. Each Bank, by its execution hereof, hereby consents to this Amendment pursuant Section
10.02 of the Facility A Credit Agreement.

                    [SIGNATURE PAGES FOLLOW]


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